                                                                 Exhibit 10.43
                             DEMAND PROMISSORY NOTE

US $3,276,000
                                                               November 19, 1997


                 FOR VALUE RECEIVED, BRIDGEVIEW WAREHOUSE, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay, within thirty days of DEMAND therefor in accordance with the terms hereof, to the order of Trak Auto Corporation, a Delaware Corporation (the "Lender"), at its Principal Office or such other office as Lender shall notify Borrower the principal sum of THREE MILLION TWO HUNDRED SEVENTY-SIX THOUSAND U.S. DOLLARS ($3,276,000) (the "Maximum Account") or the then outstanding and unpaid principal amount hereof, and to pay interest on the unpaid principal amount hereof from time to time outstanding until paid in full at the interest rate, at the times and in the manner provided for below.

                 Section 1. Definitions. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Debtors's Fourth Revised Plan of Reorganization (the "Plan") in In re: Trak Chicago Limited Partnership I, Case No. 95-1-3099-DK (Chapter 11) (U.S. Bankr. Ct., D. Md., S.D.). As used herein, the following terms shall have the following meanings:

                 Advances means the aggregate of (a) the payment made by Lender to Travelers, on behalf of Borrower, in the amount of $2,000,000.00 which constitutes the Special Prepayment to Travelers pursuant to Section 6.01 (e) of the Plan and (b) the payment made by Lender to Dart Group Corporation, on behalf of Borrower, in the amount of $1,276,000.00 to reimburse Dart Group Corporation for its payment of that amount to Robert Haft and Linda Haft, pursuant to Section 8.02.1 of the Plan, as part of the consideration for the conveyance of the Debtor's Property to Borrower pursuant to the terms of the Plan.

                 Applicable Federal Rate means for any day, a fluctuating interest rate per annum equal to the weighted average on the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York and reported in the Wall Street Journal, or if such rate is not so published for any day that is a Business Day, the rate so published on the next preceding day that is a Business Day.

                 Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in Maryland are authorized or required by law to close.

                 Loan means the aggregate amount of the Advances outstanding at any one time, made by Lender on behalf of Borrower pursuant to and evidenced by this Note, which shall not, at any time, exceed the Maximum Amount.

                 Principal Office means the principal office of Lender located at 3300 75th Avenue, Landover, Maryland 20785.

                 Section 2. The Loan. This Note evidences the Loan that Lender made to Borrower. Borrower acknowledges and agrees that no provision of this Note or any other agreement securing or relating to this Note shall be deemed to impose on Lender any obligation to make any future loans to Borrower or to affect Lender's unrestricted right to demand payment in full of this Note at any time. Borrower may prepay, subject to Section 5 hereof, all or any part of the Loan, but shall not thereafter be entitled to reborrow same. The Loan shall bear interest at the Applicable Federal Rate.

                 Section 3. Payments. Lender's demand for payment pursuant to this Note shall be evidenced by Lender's delivery to Borrower of an executed Demand Certificate substantially in the form of Exhibit A attached hereto. Borrower shall be obligated to pay all outstanding principal, interest and other amounts due under this Note within thirty days of Borrower's receipt of the executed Demand Certificate; provided, that at any time when the amendment of the existing Warehouse Lease pursuant to Section 6.03 (a) of the Plan is in effect, Borrower's obligation to repay this Note will be subject to Lender's agreement (as set forth in the Demand Certificate) thereafter to pay to Borrower each month an amount equal to the amount by which Lender's basic rent obligation for such month under the Warehouse Lease as so amended is less than the basic rent obligation Lender would have under the Warehouse Lease if it had not been amended pursuant to Section 6.03 (a) of the Plan. All payments hereunder for principal, interest and other amounts shall be made in U.S. dollars and in immediately available funds, to Lender's Principal Office no later than 12:00 noon Maryland time on the date when due. Borrower's obligation to pay all amounts due hereunder in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to a judgment, which is expressed in or converted into any currency other than U.S. dollars, except to the extent that such tender or recovery shall result in the actual receipt by Lender at its Principal Office of the full amount of U.S. dollars payable in respect of such amounts. Borrower agrees that its obligation to make payments in U.S. dollars shall be enforceable as a separate cause of action if the amount received by Lender shall fall short of the full amount of U.S. dollars expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder. The provisions of this Section 3 shall survive repayment of the Loan and cancellation of this Note.

                 Section 4. Interest. Borrower agrees to pay interest in respect of the unpaid principal balance of the Loan outstanding from time to time, from the date of borrowing until the earlier of maturity (whether by acceleration or otherwise) or payment in full, at a rate per annum (calculated on the basis of a 360-day year) equal to the Applicable Federal Rate. Interest shall be payable on the last Business Day of each calendar month, and on each date of repayment or prepayment of all or part of the Loan.

                 Section 5. Credits. The amount by which the amendment of the Warehouse Lease pursuant to Section 6.03 (a) of the Plan causes Lender's obligation to pay basic rent under the Warehouse Lease to be less each month after the Effective Date than it would have been if the Warehouse Lease had remained in effect as prior to the Effective Date, shall be credited each month against Borrower's obligation to repay the principal amount of this Note and to pay interest on the outstanding principal balance of this Note.

                 Section 6. Payment of the Note Prior to Demand. Borrower may prepay the outstanding principal of this Note, in whole or in part, at any time without penalty or premium. Borrower shall give Lender at least two Business Days' irrevocable written or telephonic notice of any such payment, specifying the date and amount of such payment. The payment amount specified in such notice shall be due and payable on the date specified, together with the accrued interest to such date on the amount so paid, and all other amounts then due.

                 Section 7. Reliance. Lender may rely on, and act without liability upon the basis of, any telephonic or written notice believed by Lender in good faith to be given to, or received from Borrower, whether or not Lender subsequently receives from Borrower confirmation thereof. In each such case, Borrower hereby waives the right dispute Lender's record of the terms of such telephonic notice, except to the extent of Lender's gross negligence or willful misconduct in connection therewith.

                 Section 8.  Miscellaneous.

                 (a) This Note shall be binding on Borrower and its successors, heirs, executors and assigns and shall inure to the benefit of Lender and its successor and assigns. Borrower may not assign or delegate any of its obligations or agreements hereunder. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Lender and Borrower.

                 (b) Unless otherwise indicated, all notices and other communications in connection with this Note shall be in writing and shall be effective, if mailed, five days after deposit in the mails, airmail postage prepaid, if sent by telefax, when sent with a confirmation received, or if by courier or messenger, when delivered against a receipt, in each case, to Borrower's address set forth below, or to Lender at its Principal Office. Either party may change its address for notices by written notice to the other.

                 (c) BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. In any action or proceeding arising out of or relating to this Note, Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland, and agrees that effective service of process may be made on Borrower by mailing same to Borrower's address set fourth below. Lender may serve process in any other manner permitted by applicable law. Borrower hereby irrevocably waives any objection to the laying of venue in the aforesaid courts, and any claim of an inconvenient forum. To the extent that Borrower or its property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Note, Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any such immunity and agrees not to claim same. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction or in any other permitted manner.

                 (d) BORROWER WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE. Borrower will indemnify and hold Lender harmless for, and pay in U.S. dollars, all losses, claims, taxes, costs, fees and expenses, including attorney's fees, incurred by Lender in connection with the enforcement of this Note by Lender. This provision shall survive repayment of the Loan and cancellation of this Note.

                 (e) All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, "Taxes"), now or hereafter imposed, levied, collected, withhold or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein. This provision shall survive repayment of the Loan and cancellation of this Note.

                 (f) Section headings are for convenience of reference and shall not be construed as part of this Note.

                 (g) This Note shall be construed in accordance with and be governed by the laws of the State of Maryland, without regard to conflict of laws principles.


Address:                        BRIDGEVIEW WAREHOUSE, L.L.C.
3300 75th Avenue                By: Dart Group Corporation
Landover, Maryland 20785              its sole member

                                By:/s/ RICHARD B. STONE
                                Name: Richard B. Stone
                                Title: Acting Chief Executive Officer